Exhibit 99.1

OfficeMax Incorporated 263 Shuman Boulevard Naperville, IL 60563

News Release

Investor Contact	Media Contact
Mike Steele	Julie Treon
630 864 6826	630 864 6155

For Immediate Release: August 6, 2013

OFFICEMAX REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

•	Maintains High Quarterly Customer Retention Rate in U.S. Contract

•	Continues Double-Digit Sales Growth for OfficeMax.com

•	Continues to Optimize the Retail Store Base

Naperville, Ill. – OfficeMax® Incorporated (NYSE:OMX), a leading provider of office and facility supplies, technology and services, today announced the results for its fiscal second quarter ended June 29, 2013.

Consolidated Results

Reported Results

Total sales were $1,533.0 million in the second quarter of 2013, as compared to $1,602.4 in the second quarter of 2012. For the second quarter of 2013, OfficeMax reported an operating loss of $0.9 million compared to operating income of $23.1 million in the second quarter of 2012, and a net loss available to OfficeMax common shareholders of $10.0 million, or $0.12 per diluted share, compared to net income of $10.7 million, or $0.12 per diluted share in the second quarter of 2012.

Adjusted Results

“Sales declined in the second quarter, which impacted profitability compared to the prior year period. We continue to implement cost reduction measures to align our expenses with our revenue base and expect second-half profit performance to improve versus the first half. Further, we’re pleased to have received additional cash proceeds from our Boise investment in July, bolstering our strong balance sheet,” said Ravi Saligram, President and CEO of OfficeMax. “In spite of secular challenges and an uneven economic recovery, we remain committed to restoring sales growth by evolving our business model to focus more on services, innovating new products and categories, growing our adjacencies, and building our omnichannel capabilities.”

Consolidated (in millions, except per-share amounts)	2Q13	2Q12	YTD13	YTD12
Sales	$1,533.0	$1,602.4	$3,299.8	$3,475.3
Sales decline (from prior year period)	-4.3%		-5.1%
Adjusted sales decline (from prior year period)*	-4.1%		-4.2%
Gross profit	$387.4	$409.5	$846.3	$892.3
Gross profit margin	25.3%	25.6%	25.6%	25.7%
Adjusted operating income*	$10.8	$21.0	$33.2	$62.1
Adjusted operating income margin*	0.7%	1.3%	1.0%	1.8%
Adjusted diluted income per common share*	$0.02	$0.11	$0.13	$0.33

*	Adjusted sales, adjusted operating income, adjusted operating income margin, adjusted net income available to OfficeMax common shareholders, and adjusted diluted income per share are non-GAAP financial measures that exclude the effect of certain items and charges described in the footnotes to the accompanying financial statements. A reconciliation to the company’s GAAP financial results is included in this press release.

Excluding the impact of changes in foreign exchange rates, the impact of stores closed and opened, and the difference in the number of business days in the quarter compared to the same quarter last year, adjusted sales for the second quarter of 2013 decreased 4.1% from the second quarter of 2012.

For the second quarter of 2013, adjusted operating income was $10.8 million, or 0.7% of sales, compared to $21.0 million, or 1.3% of sales, in the second quarter of 2012; and adjusted net income available to OfficeMax common shareholders was $1.8 million, or $0.02 per diluted share, compared to $9.5 million, or $0.11 per diluted share, in the second quarter of 2012.

The second quarter of 2013 adjusted figures in the preceding paragraph exclude income of $4.5 million for the recognition of deferred gains related to OfficeMax’s investment in Boise Cascade Holdings, L.L.C. reflected in the Corporate and Other segment, as well as charges of $11.7 million in our Corporate and Other segment for certain costs related to our pending merger with Office Depot, and severance charges of $4.5 million primarily related to reorganizations in our Contract segment sales and supply chain operations. The second quarter of 2012 adjusted figures exclude $2.1 million of dividend income from the investment in Boise Cascade Holdings, L.L.C. Series A Units, which were subsequently redeemed in the first quarter of 2013. The net effect of these items decreased net income by $11.8 million, or $0.14 per diluted share, for the second quarter of 2013, and increased net income by $1.3 million, or $0.01 per diluted share, for the second quarter of 2012.

Contract Segment Results

Contract segment sales decreased 3.3% compared to the prior year period to $849.7 million in the second quarter of 2013. This decrease reflected a U.S. Contract operations sales decrease of 2.5% and an international Contract operations sales decrease of 5.2% in U.S. dollars (a decrease of 5.0% on a local currency basis). The U.S. Contract performance reflects weaker sales to existing corporate accounts.

Contract (in millions)	2Q13	2Q12	YTD13	YTD12
Sales	$849.7	$878.8	$1,771.0	$1,839.4
Sales growth/decline (from prior year period)	-3.3%		-3.7%
Gross profit margin	21.8%	22.3%	22.3%	22.4%
Segment income	$17.1	$25.7	$32.5	$52.8
Segment income margin	2.0%	2.9%	1.8%	2.9%

Contract segment gross profit margin decreased to 21.8% in the second quarter of 2013 from 22.3% in the second quarter of 2012, reflecting lower International Contract gross margins and flat U.S. Contract gross margins. Contract segment operating, selling and general and administrative expenses as a percentage of sales increased to 19.8% in the second quarter of 2013 from 19.4% in the second quarter of 2012, primarily due to deleveraging of expenses from lower sales and continued investments in growth and profitability initiatives. Contract segment income was $17.1 million, or 2.0% of sales, in the second quarter of 2013 compared to $25.7 million, or 2.9% of sales, in the second quarter of 2012.

Retail Segment Results

Retail segment sales in the second quarter of 2013 decreased 5.6% to $683.4 million compared to the second quarter of 2012, reflecting a same-store sales decrease on a local currency basis of 3.6% primarily due to decreased traffic and lower technology product category sales. The decrease reflected a U.S. Retail operations same-store sales decrease of 3.7%, and a Mexico retail operations same-store sales decrease of 3.4% on a local currency basis.

Retail (in millions)	2Q13	2Q12	YTD13	YTD12
Sales	$683.4	$723.6	$1,528.8	$1,635.9
Same-store sales growth/decline	-3.6%		-4.6%
Gross profit margin	29.5%	29.5%	29.6%	29.4%
Segment income	$1.9	$2.8	$18.2	$25.7
Segment income margin	0.3%	0.4%	1.2%	1.6%

Retail segment gross profit margin was 29.5% in both the second quarter of 2013 and the second quarter of 2012 due to higher customer margins, offset by deleveraging of occupancy costs due to lower sales and an expiration of favorable purchase accounting for leases. Retail segment operating, selling and general and administrative expenses as a percentage of sales were 29.3% in the second quarter of 2013 and 29.1% in the second quarter of 2012, primarily due to deleveraging of expenses due to lower sales. Retail segment income was $1.9 million, or 0.3% of sales, in the second quarter of 2013 compared to $2.8 million, or 0.4% of sales, in the second quarter of 2012.

OfficeMax ended the second quarter of 2013 with a total of 932 Retail stores, consisting of 842 Retail stores in the U.S. and 90 Retail stores in Mexico. During the second quarter of 2013, OfficeMax closed four stores in the U.S.; and opened one store and closed one in Mexico.

Corporate and Other Segment Results

The Corporate and Other segment includes support staff services and certain other expenses that are not fully allocated to the Contract and Retail segments. Corporate and Other segment operating, selling and general and administrative expenses were $8.2 million in the second quarter of 2013 compared to $7.5 million in the second quarter of 2012.

Balance Sheet and Cash Flow

As of June 29, 2013, OfficeMax had total debt of $235.4 million, excluding $735.0 million of non-recourse debt related to the Wells Fargo-backed timber notes.

During the first six months of 2013, OfficeMax generated $20.7 million of cash flow from operations and invested $48.3 million in capital expenditures. This cash flow from operations did not include the recently announced $72 million of proceeds received from Boise Cascade Holdings, L.L.C. in July 2013.

Outlook

Third Quarter 2013

Based on the current environment, OfficeMax anticipates that total company sales for the third quarter will be lower than the third quarter of 2012, including the projected unfavorable impact of foreign currency translation. Additionally, OfficeMax anticipates that for the third quarter of 2013, operating income margin will be lower than the adjusted margin rate for the prior year period, but higher than the 1.0% adjusted margin rate for the first half of 2013.

Full Year 2013

For the full year 2013, OfficeMax anticipates total company sales will be lower than the prior year period, including the projected unfavorable impact of foreign currency translation. For the full year 2013, OfficeMax anticipates adjusted operating income margin will be lower than the adjusted margin rate for the prior year, but higher than the 1.0% adjusted margin rate for the first half of 2013.

Outlook for operating income margin for both the third quarter and full year 2013 includes the negative impact from the expiration of the favorable purchase accounting for leases related to the 2003 acquisition of the U.S. Retail business, and discontinuation of dividend income due to the redemption of the Boise Cascade Holdings L.L.C. units. Together the discontinuation of these items reduce adjusted operating income by approximately $5 million in the third quarter and $18 million for the full year 2013.

The company’s full year 2013 outlook also includes the following:

•	Capital expenditures of approximately $80-90 million, primarily related to investments in IT, ecommerce, infrastructure improvements, and maintenance

•	Depreciation & amortization of approximately $75-80 million

•	Pension expense of approximately $2-3 million, and cash contributions to the frozen pension plans of approximately $3 million

•	Interest expense of approximately $66-68 million and interest income of approximately $42-44 million

•	Adjusted effective tax rate of approximately 34%

•	Cash flow from operations, excluding costs related to our pending merger with Office Depot, to exceed capital expenditures

•

A net reduction in total Retail square footage for the year, with U.S. activity including the expected closing of 25-30 stores, selective relocation and downsizing of stores, and selective openings of smaller store concepts; Mexico activity including an expected five store openings and two closures

Merger Update

On February 20, 2013, OfficeMax and Office Depot announced their entry into an agreement to combine their companies in a merger of equals. On July 10, 2013, stockholders of both companies approved the merger. On July 29, 2013, based on integration planning work to date, the companies reaffirmed confidence in the ability to realize $400-600 million of total annual cost synergies by the end of the third year following the close of merger. The companies continue to work cooperatively with the FTC as it conducts its review of the proposed combination, and remain optimistic that the merger will close by the end of calendar year 2013.

“We are extremely pleased with the progress of our joint integration planning teams, which will facilitate a smooth transition for all of our stakeholders and allow us to begin capturing identified cost synergies immediately following the close of our pending merger transaction,” said Saligram.

Additional information about the merger process can be found in the “Investors” section of the OfficeMax website.

Conference Call Information

OfficeMax will host a webcast and conference call with analysts and investors to review its second quarter 2013 financial results today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live audio webcast of the conference call can be accessed via the Internet by visiting the OfficeMax website at investor.officemax.com. The webcast and a podcast will be archived and available online for one year following the call and will be posted on the “Quarterly Earnings” page located within the “Investors” section of the OfficeMax website.

About OfficeMax

OfficeMax Incorporated (NYSE: OMX) is a leader in integrating products, solutions and services for the workplace, whether for business or at home. The OfficeMax mission is simple: We provide workplace innovation that enables our customers to work better. The company provides office supplies and paper, print and document services, technology products and solutions, and furniture to businesses and consumers. OfficeMax consumers and business customers are served by approximately 28,000 associates through OfficeMax.com; OfficeMaxWorkplace.com and Reliable.com; more than 900 stores in the U.S. and Mexico; and direct sales and catalogs. OfficeMax has been named one of the 2013 World’s Most Ethical Companies, and is the only company in the office supply industry to receive Ethics Inside® Certification by the Ethisphere Institute. To find the nearest OfficeMax, call 1-877-OFFICEMAX. For more information, visit www.OfficeMax.com.

All trademarks, service marks and trade names of OfficeMax Incorporated used herein are trademarks or registered trademarks of OfficeMax Incorporated. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD-LOOKING STATEMENTS

Certain statements made in this document and other written or oral statements made by or on behalf of OfficeMax and Office Depot constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding both companies’ future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. OfficeMax and Office Depot cannot guarantee that the macroeconomy will perform within the assumptions underlying their respective projected outlook; that their respective initiatives will be successfully executed and produce the results underlying their respective expectations, due to the uncertainties inherent in new initiatives, including customer acceptance, unexpected expenses or challenges, or slower-than-expected results from initiatives; or that their respective actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. In addition, forward-looking statements could be affected by the following additional factors, among others, related to the business combination: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or the failure to satisfy closing conditions; the ability to obtain regulatory approvals or third-party approvals for the transaction and the timing and conditions for such approvals; the risk that the synergies from the transaction may not be realized, may take longer to realize than expected, or may cost more to achieve than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the ability to successfully integrate the businesses; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; future regulatory or legislative actions that could adversely affect OfficeMax and Office Depot; and business plans of the customers and suppliers of OfficeMax and Office Depot. The forward-looking statements made herein are based on current expectations and speak only as of the date they are made. OfficeMax and Office Depot undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding OfficeMax and Office Depot that may cause results to differ from expectations are included in the companies’ respective Annual Reports on Form 10-K for the year ended December 29, 2012, under 1A “Risk Factors”, and in the companies’ other filings with the SEC.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction in connection with the proposed merger of OfficeMax with Office Depot or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Office Depot has filed with the SEC a registration statement on Form S-4 that includes a definitive Joint Proxy Statement of Office Depot and OfficeMax that also constitutes a definitive prospectus of Office Depot. The registration statement was declared effective by the SEC on June 7, 2013. OfficeMax and Office Depot mailed the definitive Joint Proxy Statement/Prospectus to their respective shareholders in connection with the transaction on or about June 10, 2013. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT OFFICE DEPOT, OFFICEMAX, THE TRANSACTION AND RELATED MATTERS. Investors and shareholders are able to obtain free copies of the definitive Joint Proxy Statement/Prospectus and other documents filed with the SEC by OfficeMax and Office Depot through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders are able to obtain free copies of the definitive Joint Proxy Statement/Prospectus and other documents filed by OfficeMax by contacting OfficeMax Investor Relations at 263 Shuman Blvd., Naperville, Illinois 60563 or by calling 630-864-6800, and are able to obtain free copies of the definitive Joint Proxy Statement/Prospectus and other documents filed by Office Depot with the SEC by contacting Office Depot Investor Relations at 6600 North Military Trail, Boca Raton, FL 33496 or by calling 561-438-7878.

# # #

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Quarter Ended
	June 29,	June 30,
	2013	2012
Sales	$1,533,049	$1,602,399
Cost of goods sold and occupancy costs	1,145,611	1,192,886

Gross profit	387,438	409,513
Operating expenses:
Operating, selling and general and administrative expenses (a)	376,618	386,425
Other operating expenses, net (b)	11,689	—

Total operating expenses	388,307	386,425
Operating income (expense)	(869)	23,088

Other income (expense):
Interest expense	(16,670)	(17,453)
Interest income	10,707	10,998
Other expense, net	(529)	(15)

	(6,492)	(6,470)

Pre-tax income (loss)	(7,361)	16,618
Income tax expense	(1,587)	(5,291)

Net income (loss) attributable to OfficeMax and noncontrolling interest	(8,948)	11,327
Joint venture results attributable to noncontrolling interest	(584)	(79)

Net income (loss) attributable to OfficeMax	(9,532)	11,248
Preferred dividends	(501)	(529)

Net income (loss) available to OfficeMax common shareholders	$(10,033)	$10,719

Basic income (loss) per common share:	$(0.12)	$0.12

Diluted income (loss) per common share:	$(0.12)	$0.12

Weighted Average Shares
Basic	87,049	86,576
Diluted	87,049	87,461

(a)	The second quarter of 2012 includes $2.1 million of dividend income related to OfficeMax’s non-voting securities held in Boise Cascade Holdings, L.L.C. The effect of the dividends increased net income by $1.3 million, or $0.01 per diluted share, for the second quarter of 2012.
(b)	The second quarter of 2013 includes income of $4.5 million in our Corporate segment for the recognition of deferred gains related to our Boise Investment, as well as charges of $11.7 million in our Corporate segment for certain costs related to our pending merger with Office Depot and severance charges of $4.5 million, primarily related to reorganizations in our Contract segment sales and supply chain operations. The net effect of the these items decreased net income by $11.8 million, or $0.14 per diluted share, for the second quarter of 2013.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Six Months Ended
	June 29,	June 30,
	2013	2012
Sales	$3,299,779	$3,475,311
Cost of goods sold and occupancy costs	2,453,481	2,583,021

Gross profit	846,298	892,290
Operating expenses:
Operating, selling and general and administrative expenses (a)	812,038	826,087
Other operating expenses (income), net (b)	(66,768)	25,266

Total operating expenses	745,270	851,353
Operating income	101,028	40,937

Other income (expense):
Interest expense	(33,355)	(35,817)
Interest income	21,469	21,817
Other income (expense), net	(176)	225

	(12,062)	(13,775)

Pre-tax income	88,966	27,162
Income tax expense	(40,261)	(8,920)

Net income attributable to OfficeMax and noncontrolling interest	48,705	18,242
Joint venture results attributable to noncontrolling interest	(1,395)	(1,605)

Net income attributable to OfficeMax	47,310	16,637
Preferred dividends	(1,008)	(1,059)

Net income available to OfficeMax common shareholders	$46,302	$15,578

Basic income per common share:	$0.53	$0.18

Diluted income per common share:	$0.52	$0.18

Weighted Average Shares
Basic	86,976	86,459
Diluted	88,558	87,393

(a)	The first six months of 2013 and 2012 include $1.0 million and $4.1 million, respectively, of dividend income related to OfficeMax’s non-voting securities held in Boise Cascade Holdings, L.L.C. The dividend income ceased in the first quarter of 2013 upon redemption of those securities, therefore no additional dividend income was recorded in the second quarter of 2013. The effect of the dividends increased net income by $0.6 million and $2.5 million, or $0.01 and $0.03 per diluted share, for the first six months of 2013 and 2012, respectively.
(b)	The first six months of 2013 include income of $89.9 million in our Corporate segment for the recognition of deferred gains, net of fees, related to our Boise Investment, as well as charges of $18.6 million in our Corporate segment for certain costs related to our pending merger with Office Depot and severance charges of $4.5 million, primarily related to reorganizations in our Contract segment sales and supply chain operations. The first six months of 2012 include a charge of $25.3 million recorded during the first quarter in our Retail segment related to store closures in the U.S. The net effect of these items increased net income by $33.9 million, or $0.38 per diluted share, for the first six months of 2013 and reduced net income by $15.4 million, or $0.18 per diluted share, for the first six months of 2012.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(thousands)

	June 29,	December 29,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$541,991	$495,056
Receivables, net	503,963	528,279
Inventories	744,447	812,454
Deferred income taxes and receivables	68,660	68,568
Other current assets	72,067	79,527

Total current assets	1,931,128	1,983,884
Property and equipment:
Property and equipment	1,319,514	1,338,837
Accumulated depreciation	(988,089)	(986,611)

Property and equipment, net	331,425	352,226
Intangible assets, net	79,004	80,765
Investment in Boise Cascade Holdings, L.L.C.	87,305	175,000
Timber notes receivable	817,500	817,500
Deferred income taxes	72,419	108,759
Other non-current assets	232,140	266,181

Total assets	$3,550,921	$3,784,315

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$585,095	$699,636
Dividends payable	131,529	1,738
Income taxes payable	1,205	4,222
Accrued liabilities and other	312,353	340,813
Current portion of debt	9,377	10,232

Total current liabilities	1,039,559	1,056,641
Long-term debt, less current portion	226,065	225,962
Non-recourse debt	735,000	735,000
Other long-term obligations:
Compensation and benefits	347,785	365,568
Deferred gain on sale of asses	89,678	179,757
Other long-term liabilities	128,302	142,397

Total other long-term liabilities	565,765	687,722
Noncontrolling interest in joint venture	54,461	44,617
Shareholders’ equity:
Preferred stock	26,976	27,391
Common stock	217,840	217,209
Additional paid-in capital	1,015,496	1,018,667
Accumulated deficit	(178,182)	(91,373)
Accumulated other comprehensive loss	(152,059)	(137,521)

Total shareholders’ equity	930,071	1,034,373
Total liabilities and equity	$3,550,921	$3,784,315

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(thousands)

	Six Months Ended
	June 29,	June 30,
	2013	2012
Cash provided by operations:
Net income attributable to OfficeMax and noncontrolling interest	$48,705	$18,242
Non-cash items in net income:
Deferred gain from investment in Boise Cascade Holdings, L.L.C.	(89,853)	—
Depreciation and amortization	36,928	37,266
Deferred income tax expense	32,657	25,129
Other	17,216	27,209
Changes in operating assets and liabilities:
Receivables	13,050	40,309
Inventory	58,967	48,129
Accounts payable and accrued liabilities	(125,183)	(47,668)
Current and deferred income taxes	(2,210)	(25,483)
Collection of dividends receivable related to investment in Boise Cascade Holdings, L.L.C.	46,137	—
Other	(15,682)	(40,995)

Cash provided by operations	20,732	82,138
Cash provided by (used for) investment:
Expenditures for property and equipment	(48,277)	(32,572)
Return of investment in Boise Cascade Holdings, L.L.C.	87,695	—
Proceeds from sale of assets	3,713	1,586
Other	(997)	—

Cash provided by (used for) investment	42,134	(30,986)
Cash used for financing:
Cash dividends paid	(4,486)	(1,046)
Changes in debt, net	(752)	(30,096)
Other	(3,767)	(1,114)

Cash used for financing	(9,005)	(32,256)
Effect of exchange rates on cash and cash equivalents	(6,926)	(1,503)
Increase in cash and cash equivalents	46,935	17,393
Cash and cash equivalents at beginning of period	495,056	427,111

Cash and cash equivalents at end of period	$541,991	$444,504

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONTRACT SEGMENT STATEMENTS OF INCOME

(unaudited)

(millions)

	Quarter Ended
	June 29,		June 30,
	2013		2012
Sales	$849.7		$878.8
Gross profit	185.6	21.8%	196.1	22.3%
Operating, selling and general and administrative expenses	168.5	19.8%	170.4	19.4%

Segment income	$17.1	2.0%	$25.7	2.9%

Note: Totals may not sum down due to rounding.

	Six Months Ended
	June 29,		June 30,
	2013		2012
Sales	$1,771.0		$1,839.4
Gross profit	394.5	22.3%	411.4	22.4%
Operating, selling and general and administrative expenses	362.0	20.4%	358.6	19.5%

Segment income	$32.5	1.8%	$52.8	2.9%

Note: Totals may not sum down due to rounding.

Note: Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain legacy operating items such as income associated with our investment in Boise Cascade Holdings, L.L.C. and certain other operating items such as store closure costs, costs related to our pending merger with Office Depot and severance charges, all of which are not indicative of our core operations.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

RETAIL SEGMENT STATEMENTS OF INCOME

(unaudited)

(millions)

	Quarter Ended
	June 29,		June 30,
	2013		2012
Sales	$683.4		$723.6
Gross profit	201.9	29.5%	213.4	29.5%
Operating, selling and general and administrative expenses	199.9	29.3%	210.5	29.1%

Segment income	$1.9	0.3%	$2.8	0.4%

Note: Totals may not sum down due to rounding.

	Six Months Ended
	June 29,		June 30,
	2013		2012
Sales	$1,528.8		$1,635.9
Gross profit	451.8	29.6%	480.9	29.4%
Operating, selling and general and administrative expenses	433.7	28.4%	455.2	27.8%

Segment income	$18.2	1.2%	$25.7	1.6%

Note: Totals may not sum down due to rounding.

Note: Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain legacy operating items such as income associated with our investment in Boise Cascade Holdings, L.L.C. and certain other operating items such as store closure costs, costs related to our pending merger with Office Depot and severance charges, all of which are not indicative of our core operations.

Reconciliation of non-GAAP Measures to GAAP Measures

In addition to assessing our operating performance as reported under U.S. generally accepted accounting principles (“GAAP”), we evaluate our results of operations before non-operating legacy items, certain legacy operating items such as income associated with our Boise Investment, and certain other operating items such as store closure costs, costs related to our pending merger with Office Depot, and severance charges, all of which are not indicative of our core operations. We believe our presentation of financial measures before, or excluding, these items, which are non-GAAP measures, enhances our investors’ overall understanding of our operational performance and provides useful information to both investors and management to evaluate the ongoing operations and prospects of OfficeMax by providing better comparisons. Whenever we use non-GAAP financial measures, we designate these measures as “adjusted” and provide a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. In the following tables, we reconcile our non-GAAP financial measures to our reported GAAP financial results.

Although we believe the non-GAAP financial measures enhance an investor’s understanding of our performance, our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures we use may not be consistent with the presentation of similar companies in our industry. However, we present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what we believe to be our ongoing business operations.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION—OPERATING RESULTS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	June 29, 2013			June 30, 2012
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Sales	$1,533.0	$—	$1,533.0	$1,602.4	$—	$1,602.4
Cost of goods sold and occupancy costs	$1,145.6	—	1,145.6	1,192.9	—	1,192.9

Gross profit	387.4	—	387.4	409.5	—	409.5
Operating expenses:
Operating, selling and general and administrative expenses (a)	376.6	—	376.6	386.4	2.1	388.5
Other operating expenses, net (b)	11.7	(11.7)	—	—	—	—

Total operating expenses	388.3	(11.7)	376.6	386.4	2.1	388.5
Operating income (loss)	(0.9)	11.7	10.8	23.1	(2.1)	21.0

Other income (expense):
Interest expense	(16.7)	—	(16.7)	(17.5)	—	(17.5)
Interest income	10.7	—	10.7	11.0	—	11.0
Other expense, net	(0.5)	—	(0.5)	—	—	—

	(6.5)	—	(6.5)	(6.5)	—	(6.5)

Pre-tax income (loss)	(7.4)	11.7	4.3	16.6	(2.1)	14.5
Income tax expense	(1.6)	0.1	(1.5)	(5.3)	0.8	(4.5)

Net income (loss) attributable to OfficeMax and noncontrolling interest	(8.9)	11.8	2.9	11.3	(1.3)	10.1
Joint venture results attributable to noncontrolling interest	(0.6)	—	(0.6)	(0.1)	—	(0.1)

Net income (loss) attributable to OfficeMax	(9.5)	11.8	2.3	11.2	(1.3)	10.0
Preferred dividends	(0.5)	—	(0.5)	(0.5)	—	(0.5)

Net income (loss) available to OfficeMax common shareholders	$(10.0)	$11.8	$1.8	$10.7	$(1.3)	$9.5

Basic income (loss) per common share:	$(0.12)	$(0.14)	$0.02	$0.12	$0.01	$0.11

Diluted income (loss) per common share:	$(0.12)	$(0.14)	$0.02	$0.12	$0.01	$0.11

Weighted Average Shares
Basic	87,049		87,049	86,576		86,576
Diluted	87,049		88,609	87,461		87,461

Note: Totals may not sum down or across due to rounding.

(a)	The second quarter of 2012 includes $2.1 million of dividend income related to OfficeMax’s non-voting securities held in Boise Cascade Holdings, L.L.C. The effect of the dividends increased net income by $1.3 million, or $0.01 per diluted share, for the second quarter of 2012.
(b)	The second quarter of 2013 includes income of $4.5 million in our Corporate segment for the recognition of deferred gains related to our Boise Investment, as well as charges of $11.7 million in our Corporate segment for certain costs related to our pending merger with Office Depot and severance charges of $4.5 million, primarily related to reorganizations in our Contract segment sales and supply chain operations. The net effect of the these items decreased net income by $11.8 million, or $0.14 per diluted share, for the second quarter of 2013.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION—OPERATING RESULTS

(unaudited)

(millions, except per-share amounts)

	Six Months Ended
	June 29, 2013			June 30, 2012
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Sales	$3,299.8	$—	$3,299.8	$3,475.3	$—	$3,475.3
Cost of goods sold and occupancy costs	2,453.5	—	2,453.5	2,583.0	—	2,583.0

Gross profit	846.3	—	846.3	892.3	—	892.3
Operating expenses:
Operating, selling and general and administrative expenses (a)	812.0	1.0	813.0	826.1	4.1	830.2
Other operating expenses (income), net (b)	(66.8)	66.8	—	25.3	(25.3)	—

Total operating expenses	745.3	67.8	813.0	851.4	(21.1)	830.2
Operating income	101.0	(67.8)	33.2	40.9	21.1	62.1

Other income (expense):
Interest expense	(33.4)	—	(33.4)	(35.8)	—	(35.8)
Interest income	21.5	—	21.5	21.8	—	21.8
Other income (expense), net	(0.2)	—	(0.2)	0.2	—	0.2

	(12.1)	—	(12.1)	(13.8)	—	(13.8)

Pre-tax income	89.0	(67.8)	21.2	27.2	21.1	48.3
Income tax expense	(40.3)	33.3	(6.9)	(8.9)	(8.2)	(17.1)

Net income attributable to OfficeMax and noncontrolling interest	48.7	(34.5)	14.2	18.2	12.9	31.2
Joint venture results attributable to noncontrolling interest	(1.4)	—	(1.4)	(1.6)	—	(1.6)

Net income attributable to OfficeMax	47.3	(34.5)	12.8	16.6	12.9	29.6
Preferred dividends	(1.0)	—	(1.0)	(1.1)	—	(1.1)

Net income available to OfficeMax common shareholders	$46.3	$(34.5)	$11.8	$15.6	$12.9	$28.5

Basic income per common share:	$0.53	$0.40	$0.14	$0.18	$0.15	$0.33

Diluted income per common share:	$0.52	$0.39	$0.13	$0.18	$0.15	$0.33

Basic	86,976		86,976	86,459		86,459
Diluted	88,558		88,558	87,393		87,393

Note: Totals may not sum down or across due to rounding.

(a)	The first six months of 2013 and 2012 include $1.0 million and $4.1 million, respectively, of dividend income related to OfficeMax’s non-voting securities held in Boise Cascade Holdings, L.L.C. The dividend income ceased in the first quarter of 2013 upon redemption of those securities, therefore no additional dividend income was recorded in the second quarter of 2013. The effect of the dividends increased net income by $0.6 million and $2.5 million, or $0.01 and $0.03 per diluted share, for the first six months of 2013 and 2012, respectively.
(b)	The first six months of 2013 include income of $89.9 million in our Corporate segment for the recognition of deferred gains, net of fees, related to our Boise Investment, as well as charges of $18.6 million in our Corporate segment for certain costs related to our pending merger with Office Depot and severance charges of $4.5 million, primarily related to reorganizations in our Contract segment sales and supply chain operations. The first six months of 2012 include a charge of $25.3 million recorded during the first quarter in our Retail segment related to store closures in the U.S. The net effect of these items increased net income by $33.9 million, or $0.38 per diluted share, for the first six months of 2013 and reduced net income by $15.4 million, or $0.18 per diluted share, for the first six months of 2012.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION—SALES

(unaudited)

(millions)

	Quarter Ended
	June 29,	June 30,	Percent
	2013	2012	Change
Sales as reported	$1,533.0	$1,602.4	-4.3%
Adjustment for favorable impact of change in foreign exchange rates (a)	$(2.6)	$—
Adjustment for the impact of closed and opened stores and the difference in business days from year-to-year for businesses reporting on a calendar basis (b)	$(11.8)	$(19.2)

Sales adjusted for impact of change in foreign exchange rates, closed and opened stores and change in number of business days	$1,518.6	$1,583.2	-4.1%

	Six Months Ended
	June 29,	June 30,	Percent
	2013	2012	Change
Sales as reported	$3,299.8	$3,475.3	-5.1%
Adjustment for favorable impact of change in foreign exchange rates (a)	$(5.4)	$—

Sales adjusted for impact of change in foreign exchange rates	$3,294.4	$3,475.3	-5.2%
Adjustment for the impact of closed and opened stores and the difference in business days from year-to-year for businesses reporting on a calendar basis (b)	$(17.0)	$(53.3)

Sales adjusted for impact of change in foreign exchange rates and adjustment for same stores and shift in weeks	$3,277.4	$3,422.0	-4.2%

Note: Totals may not sum down due to rounding.

(a)	Computed by assuming constant currency exchange rates between periods.
(b)	Computed by reducing current year and prior year sales for stores opened or closed in the current or prior year and by adjusting prior year sales to reflect the same number of business days in the current year.